CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A of ZRHO Beverages, Inc., of our report dated December 19, 2014 on our audit of the financial statements of ZRHO Beverages, Inc. as of October 31, 2014, and the related statements of operations, stockholders’ equity and cash flows since inception on May 12, 2014 through October 31, 2014, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
March 18, 2015